Exhibit 2

LOCK-UP AGREEMENT

April 15, 2016

Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Goldman, Sachs & Co.

c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Re:          Red Rock Resorts, Inc. — Public Offering

Ladies and Gentlemen:

The undersigned understands that Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule 1 to such agreement (the “Underwriters”), with Red Rock Resorts, Inc., a Delaware corporation (the “Company”), and the Selling Stockholders listed on Schedule 2 to the Underwriting Agreement, providing for the public offering (the “Public Offering”) of shares of Class A common stock, par value $0.01 per share, of the Company (the “Common Stock”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Common Stock, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, the undersigned will not, during the period ending 180 days after the date of the prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including the LLC Units,

Class B Common Stock, or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (including the LLC Units and Class B Common Stock), in each case other than (A) the securities to be sold by the undersigned pursuant to the Underwriting Agreement, (B) pursuant to the Reorganization Transactions as contemplated in the Pricing Disclosure Package, (C) exchanges of LLC Units for Common Stock pursuant to the terms of that certain exchange agreement, to be dated as of the closing date of the Public Offering, among the Company, the LLC and the LLC’s existing owners (the “Exchange Agreement”) (it being understood that any Common Stock issued in exchange for LLC Units and Class B Common Stock pursuant to the Exchange Agreement shall be subject to this Letter Agreement), (D) the sale of LLC Units to the Company, and the purchase by the Company of such LLC Units with a portion of the net proceeds from the issuance of the Common Stock in connection with the Public Offering as contemplated in the Pricing Disclosure Package, (E) transfers to a family member, trust, family limited partnership or family limited liability company for the direct or indirect benefit of the undersigned or the family members of the undersigned, (F) transfers to any beneficiary of the undersigned pursuant to a will, other testamentary document, (G) transfers pursuant to applicable laws of descent, (H) transfers as a bona fide gift or gifts, (I) distributions or other transfers to members, partners or stockholders of the undersigned, (J) transfers to the undersigned’s subsidiaries, or direct or indirect affiliates (as such term is defined in Rule 405 under the Securities Act of 1933), (K) transfers of Common Stock or such other securities pursuant to an order of a court or regulatory agency, or as otherwise required (as determined by the undersigned in good faith upon consultation with counsel) under applicable law, rules or regulations, (L) transfers of Common Stock acquired in (x) open market transactions following completion of the Public Offering by any person other than the Company or (y) from the Underwriters in the Public Offering, (M) the pledge, hypothecation or other granting of a security interest in Common Stock or such other securities to one or more banks or financial institutions as collateral or security for any loan, advance or extension of credit and any transfer upon foreclosure upon such shares of Common Stock or other securities, (N) transfers to satisfy tax withholding obligations (including in respect of estimated taxes) in connection with the exercise of options to purchase Common Stock or the vesting of restricted stock awards and (O) transfers of Common Stock or such other securities with the prior written consent of Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC on behalf of the Underwriters; provided that (1) in the case of any transfer or distribution pursuant to clauses (E), (H), (I), (J), (L) and (M), each donee, transferee or distributee shall execute and deliver to Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC a lock-up letter in the form of this paragraph, (2) in the case of any transfer or distribution pursuant to clauses (E), (H) and (L), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 180-day period referred to above) and (3) in all cases other than (E), (H) and (L), the undersigned will provide Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC prior written notice informing them of any filing under the Exchange Act or other public announcement and such filing or announcement shall briefly note the applicable circumstances that cause the applicable exception to this Letter Agreement to apply and explain that the filing or announcement relates solely to transfers or distributions falling within the category described in the relevant case above.

If the undersigned is an officer or director of the Company, (i) Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC on behalf of the Underwriters will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC on behalf of the Underwriters hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if (i) the closing of the public offering has not occurred prior to April 15, 2016 or (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be automatically released from all obligations under this Letter Agreement, and this Letter Agreement shall be of no further force or effect. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

SIGNATURE PAGE TO FORM OF LOCK-UP AGREEMENT